Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY LIQUIDATING TRUST,

a Delaware statutory trust

AS SELLER

AND

BEHRINGER HARVARD ADVISORS II LP,

a Texas limited partnership

AS PURCHASER

Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of December 16 2015 (the “Effective Date”) between BEHRINGER HARVARD SHORT-TERM OPPORTUNITY LIQUIDATING TRUST, a Delaware statutory trust (“Seller”), and BEHRINGER HARVARD ADVISORS II LP, a Texas limited partnership (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1           Agreement of Purchase and Sale. In consideration of the covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)          all of Seller’s right, title and interest in and to that certain Earnout and Services Agreement dated as of January 18, 2012 by and between Seller (as successor in interest to Behringer Harvard Short-Term Opportunity Fund I LP) and Billingsley ML 5050, Ltd. (as successor in interest to the other Billingsley signatories thereto) (the “Earnout Agreement”) with respect to that certain office building located at 5050 Quorum Drive, Dallas, Texas 75254, together will all liabilities and obligations thereunder (all of such rights and liabilities being collectively called the “Assigned Rights and Obligations” and together with the Earnout Agreement, the “Assets” or the “Property”)..

1.2           Purchase Price. The purchase price for the Assets shall be $ $1,145,325, the amount determined pursuant to the provisions of Exhibit A attached hereto and made a part hereof (“Purchase Price”).

1.3           Payment of Purchase Price. The Purchase Price shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.4           Use of Purchase Price Proceeds. The parties agree that the proceeds from payment of the Purchase Price shall be used by Seller to immediately repay obligations of Seller under that certain Fifth Amended and Restated Promissory Note dated March 29, 2011, as modified to date, made by Seller in favor of Behringer Harvard Holdings, LLC, an affiliate of Purchaser.

ARTICLE II

CLOSING

2.1           Time and Place. The consummation of the purchase and sale of the Assets (“Closing”) shall take place at the office of the Purchaser on the date hereof (the “Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, section 2.2 and section 2.3 below, the performance of which obligations shall be concurrent conditions.

2.2           Seller’s Obligations at Closing. At Closing, Seller shall:

(a)          join with Purchaser in the execution and acknowledgment of an Assignment, Acceptance and Assumption Agreement (the “Assignment Agreement”); and

Purchase Agreement	Page 1

Exhibit 10.1

(b)          deliver to Purchaser the original Earnout Agreement.

2.3           Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)          pay to Seller the Purchase Price in cash or immediately available funds; and

(b)          join with Seller in execution of the Assignment Agreement.

2.4           Closing Costs. All costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

3.1           Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)          Seller has all requisite power and authority to execute and deliver this Agreement, and to carry out its obligations hereunder and the transactions contemplated hereby. The consummation by Seller of the sale of the Assets is not in violation of, or in conflict with, nor does it constitute a default under, any term or provision of the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is or may be bound, or of any applicable law or of any provision of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

(b)          The Escrow Agreement is in full force and effect and no default on the part of Seller or any other party thereto exists or has been alleged to exist.

3.2           Representations and Warranty of Purchaser. Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to enter into this Agreement and to carry out Purchaser’s obligations hereunder, and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement requires no further action or approval of Purchaser’s partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

3.3           Survival of Representations. The representations, warranties and covenants made by Seller and Purchaser in the foregoing provisions of this Article 3 shall be continuing and shall survive Closing. In no event shall the either be entitled to recover from the other party any punitive, consequential or speculative damages.

ARTICLE IV

MISCELLANEOUS

4.1           Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The foregoing representations and warranties contained in this section shall survive the Closing.

Purchase Agreement	Page 2

Exhibit 10.1

4.2           Assignment. Purchaser shall have the right to assign its rights under this Agreement without the consent of Seller.

4.3           Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	Behringer Harvard Short-Term Opportunity Liquidating Trust

Attention: Chief Financial Officer

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

If to Purchaser:	Behringer Harvard Advisors II LP

Attention: Chief Legal Officer

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon deposit, postage prepaid in the U.S. mail, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt, or (d) sent by facsimile, in which case it shall be deemed to be delivered upon actual receipt at the specified facsimile number, as evidenced by machine-generated proof of transmission. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

4.4           Time of Essence. Time is of the essence of this Agreement.

4.5           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6           Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

4.7           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

4.8           Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

4.9           Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

Purchase Agreement	Page 3

Exhibit 10.1

4.10        Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby. The provisions of this section 4.10 shall survive the termination of this Agreement and the Closing.

4.11        No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

4.12        Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

4.13        Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

4.14        Applicable Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NON-PREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

4.15        Exhibits. The following exhibit attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A          Determination of Purchase Price

[SIGNATURES FOLLOW ON NEXT PAGE]

Purchase Agreement	Page 4

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

Behringer Harvard Short-Term Opportunity Liquidating Trust, a Delaware statutory trust

By:	Behringer Harvard Advisors II LP, a Texas limited partnership, its managing trustee

By:
Name:
Title:

PURCHASER:

BEHRINGER HARVARD ADVISORS II LP,
a Texas limited partnership

By:
Name:
Title:

Purchase Agreement	Signature Page

Exhibit 10.1

EXHIBIT A

DETERMINATION OF PURCHASE PRICE

1.          General Purpose. The purpose of the valuation procedure set forth below is to determine the Purchase Price to be inserted into Section 1.4 of this Agreement. Prior to commencing the valuation procedure, all factual information called for in this Agreement shall be inserted into the appropriate blanks, except for the amount of the Purchase Price.

2.          Fair Market Value. The amount of the Purchase Price shall be based upon the Fair Market Value of the Property, determined as hereinafter set forth. As used herein, the term “Fair Market Value” means the most probable price which the Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In determining Fair Market Value, it should be assumed that the Property will be conveyed from Seller to Purchaser under conditions whereby: (a) Seller and Purchaser are typically motivated; (b) both parties are well informed or well advised, each acting in its own best interest; (c) a reasonable time is allowed for exposure in the open market; (d) payment is made in terms of cash in U. S. dollars; and (e) the price represents the normal consideration for the Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

3.          Appraisers. For purposes hereof, the term “Appraiser” means a real estate appraiser who (a) holds an MAI designation issued by the American Institute of Real Estate Appraisers, (b) has at least ten (10) years of experience in appraising properties similar to the Property in the same market area as the Property, and (c) is employed by a nationally or regionally recognized real estate firm that offers valuation services. Without limiting the companies that may qualify as “nationally or regionally recognized real estate firms that offer valuation services,” it is specifically agreed that the following firms (or their respective successors) qualify as such: (a) CB Richard Ellis, Inc.; (c) Cushman and Wakefield, Inc.; (d) Grubb and Ellis Company; (e) Jones Lang LaSalle; (f) Land America Valuation Corporation and (g) HVS International.

4.          Property Marketed. If the Property has been actively marketed through a nationally or regionally recognized real estate brokerage firm (as defined below) for at least sixty (60) days prior to the execution of this Agreement, then promptly after the execution of this Agreement a senior officer of a nationally or regionally recognized real estate brokerage firm shall be asked to select an Appraiser within such officer’s company to act hereunder. Within thirty (30) days after the Appraiser is appointed, the Appraiser shall prepare a written appraisal of the Fair Market Value of the Property in accordance with the current Uniform Standards of Professional Appraisal Practice (“USPAP”) promulgated by the Appraisal Standards Board of the Appraisal Foundation in Washington, D.C. The Purchase Price shall be equal to the greater of (i) the Fair Market Value set forth in the appraisal prepared by such Appraiser, or (ii) if one or more bona fide written offers (each a “Prior Offer”) have been received for the Property within six (6) months prior to the execution of this Agreement, including during such sixty (60) day active marketing period, the amount of the highest such Prior Offer. For purposes hereof, an offer to purchase the Property shall be regarded as a “bona fide written offer” only if it is an executed letter of intent (which need not be binding) to purchase the Property which sets forth the material terms of the offer. Without limiting the companies that may qualify as “nationally or regionally recognized real estate brokerage firms,” it is specifically agreed that the following firms (or their respective successors) qualify as such: (a) CAPSTAR Commercial Real Estate Services; (b) CB Richard Ellis, Inc.; (c) Cushman and Wakefield, Inc.; (d) Grubb and Ellis Company; (e) Jones Lang LaSalle; (f) The Staubach Company; and (g) Stream Realty Partners, L.P.

Exhibit A – Page 1

Exhibit 10.1

5.          Property Not Marketed. If the Property has not been actively marketed through a nationally or regionally recognized real estate brokerage firm for at least sixty (60) days prior to the execution of this Agreement, then promptly after the execution of this Agreement a senior officer from each of two (2) nationally or regionally recognized real estate brokerage firms shall be asked to select an Appraiser within such officer’s company to act hereunder. Within thirty (30) days after the two (2) Appraisers are appointed, each Appraiser shall independently prepare a written appraisal of the Fair Market Value of the Property in accordance with USPAP. The Purchase Price shall be equal to the greater of (i) the average of the Fair Market Value set forth in the appraisals prepared by such Appraisers, or (ii) if one or more Prior Offers for the Property have been received within six (6) months prior to the execution of this Agreement, the amount of the highest such Prior Offer.

6.          Confirmation of Purchase Price. After the amount of the Purchase Price has been determined as set forth above, Seller and Purchaser shall confirm such amount in a written supplement to this Agreement.

Exhibit A – Page 2